Exhibit 99.1
Udemy Reports Third Quarter 2021 Results
Udemy Business Revenue Up 84% Year over Year, With ARR of $207 Million

San Francisco, CA / December 8, 2021 / (GLOBE NEWSWIRE) / - Udemy (Nasdaq: UDMY), a leading destination for learning and teaching online, today reported results for the third quarter ended September 30, 2021.

“We’re proud of our progress this quarter in carrying out our mission of connecting people everywhere with the knowledge and skills needed to succeed in a changing world,” said Gregg Coccari, chief executive officer. “Our differentiated marketplace model enables us to continuously deliver high-quality and relevant content across in-demand skills in local languages to our global customers. As a result of increasing demand for upskilling and reskilling in workplaces around the world, revenue for Udemy Business grew 84% year over year and ending ARR exceeded $200 million. As learners, instructors, and companies face an accelerating pace of change, Udemy is well-positioned to provide the critical skills people need to succeed in today’s workplace.”

“We are very pleased with the results in the quarter, particularly with the strong performance of Udemy Business, where more than 9,500 businesses and their employees turned to Udemy to help them upskill and reskill,” said Sarah Blanchard, chief financial officer. “Our overall revenue was up 9% year over year, despite our consumer business facing an extraordinary year-over-year comparison given accelerated growth during the early waves of the pandemic last year. We are excited about the future as we continue to execute against our huge global market opportunity.”

Third Quarter 2021 Financial Results and Key Operating Data:
•Revenue totaled $129.6 million, up 9% year over year.
•GAAP net income (loss) was ($9.3 million) compared to $1.9 million in the third quarter of fiscal 2020. GAAP net income (loss) per share was ($0.25), compared to $0.05 in the third quarter of fiscal 2020.
•Non-GAAP net income (loss) was ($1.7 million) compared to $4.7 million in the third quarter of fiscal 2020. Non-GAAP net income (loss) per share was ($0.04) compared to $0.14 in the third quarter of fiscal 2020.
•GAAP gross profit was $71.6 million, compared to $69.5 million in the third quarter of fiscal 2020.
•Non-GAAP gross profit was $72.2 million, compared to $69.6 million in the third quarter of fiscal 2020.
•Adjusted EBITDA was $1.6 million, compared to $8.1 million in the third quarter of fiscal 2020.
•Consumer revenue totaled $79.2 million, down (13%) year over year.
•Udemy Business revenue totaled $50.4 million, up 84% year over year.
•Consumer segment monthly average buyers was 1,263 thousand, down (6%) year over year.
•Udemy Business segment annual recurring revenue was $207.4 million, up 80% year over year.
•Udemy Business total customers was 9,592 as of September 30, 2021, up 42% year over year.
•Udemy Business net dollar retention rate was 118% compared to 119% in the third quarter of fiscal 2020.
•Consumer segment gross profit was $42.0 million compared to $53.3 million in the third quarter of fiscal 2020.
•Udemy Business segment gross profit was $32.9 million compared to $18.2 million in the third quarter of fiscal 2020.

Third Quarter Highlights:
•Added new Udemy Business customers across key verticals including Alcoa, Mitsubishi Chemical, and Carvana, a leading e-commerce platform for buying and selling used cars. Notable expansions included Computacenter PLC, Michelin (Manufacture Francaise des Pneumatiques Michelin), Momentum Metropolitan, and Mercado Libre.
•Launched Udemy Business Pro, which features labs and assessments in a number of technology verticals and acquired CorpU, which specializes in cohort-based leadership training for Fortune 500 companies.
•Incorporated new machine learning capabilities to enhance search functionality, provide even more personalized recommendations to individual learners, and improve conversion and retention within the consumer business.

Exhibit 99.1
•Expanded international reach via key partnerships, including launching partnerships with Woongjin ThinkBig, one of the largest Korean education companies, Sanjieke in China, and MultiChoice Group in Sub-Saharan Africa.
•Ranked by Sustainalytics in the first percentile for ESG risk ratings in the Internet Software and Services sub-industry as of July 2021.
•Continued to fulfill a commitment to democratizing education globally with millions of users accessing more than 18,000 free courses on Udemy.
•Completed an Initial Public Offering on the NASDAQ stock market, raising more than $400 million in proceeds.

2021 Financial Outlook:
Udemy provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements.

The table below reflects Udemy’s financial outlook for its fourth quarter and fiscal year ended December 31, 2021:

	Q4’21	FY21
Revenue	$130.0 - 134.0 million	$510.2 - 514.2 million
Adjusted EBITDA	$(28.5) - (24.5) million	$(31.4) - (27.3) million
Adjusted EBITDA Margin	(22.0%) - (18.3%)	(6.2%) - (5.3%)
Webcast Information
Udemy will host a webcast at 2:00 pm Pacific Time on Wednesday, December 8, to discuss its third quarter 2021 financial results, as well as its fourth quarter 2021 outlook. The live webcast will be accessible on Udemy’s website at investors.udemy.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Non-GAAP Financial Measures
To supplement the condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Udemy’s key non-GAAP performance measures include Adjusted EBITDA. We calculate Adjusted EBITDA as net loss (income) determined in accordance with GAAP, excluding by i) interest expense (income), net; ii) provision for (benefit from) income taxes; iii) depreciation and amortization; iv) other expense (income), net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency and v) non-cash stock-based compensation expense. We have not reconciled our expectations for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA is not available without unreasonable effort. As Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges. Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act

Exhibit 99.1
of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the fourth quarter of 2021 and future periods, anticipated future expenses and investments, our business strategy and plans, market growth, our market position and potential market opportunities, and the impact of acquisitions and business alliances. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.
The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on December 8, 2021. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.
Third Party Data
This press release contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics and/or its third party suppliers (Third Party Data) and are provided for informational purposes only. They do not constitute an endorsement of any product or project, nor an investment advice and are not warranted to be complete, timely, accurate or suitable for a particular purpose. Their use is subject to conditions available at https://www.sustainalytics.com/legaldisclaimers.

About Udemy
Udemy's (Nasdaq: UDMY) mission is to create new possibilities for people and organizations everywhere by connecting them to the knowledge and skills they need to succeed in a changing world. The Udemy marketplace platform, with thousands of up-to-date courses in dozens of languages, provides the tools learners, instructors, and enterprises need to achieve their goals and reach their full potential. Millions of people learn on Udemy from real-world experts in topics ranging from programming and data science to leadership and team building. For companies, Udemy Business offers an employee training and development platform with subscription access to thousands of courses, learning analytics, and the ability to host and distribute their own content. Udemy Business customers include Glassdoor, On24, The World Bank, and Volkswagen. Udemy is headquartered in San Francisco with hubs in Ankara, Turkey; Austin, Texas; Boston, Massachusetts; Mountain View, California; Denver, Colorado; Dublin, Ireland; Melbourne, Australia; New Delhi, India; and Sao Paulo, Brazil.

Exhibit 99.1
Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
	(in thousands, except per share amounts)
Revenue	$118,436	129,563	$319,804	380,206
Cost of revenue (1)(2)	48,926	57,986	153,596	171,902
Gross profit	69,510	71,577	166,208	208,304
Operating expenses (1)(2)
Sales and marketing	46,045	52,258	142,221	156,399
Research and development	11,945	16,703	36,240	46,898
General and administrative	8,996	12,166	35,031	41,969
Total operating expenses	66,986	81,127	213,492	245,266
Income (loss) from operations	2,524	(9,550)	(47,284)	(36,962)
Other income (expense)
Interest expense, net	(64)	(61)	(1,078)	(452)
Other income (expense), net	(100)	(196)	38	(714)
Total other expense, net	(164)	(257)	(1,040)	(1,166)
Net income (loss) before taxes	2,360	(9,807)	(48,324)	(38,128)
Income tax (provision) benefit	(495)	545	(2,261)	(514)
Net income (loss) attributable to common stockholders	1,865	(9,262)	(50,585)	(38,642)
Net income (loss) per share attributable to common stockholders
Basic	$0.05	$(0.25)	$(1.54)	$(1.04)
Diluted	$0.02	$(0.25)	$(1.54)	$(1.04)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders
Basic	34,016,248	37,740,586	32,746,492	37,068,570
Diluted	123,842,757	37,740,586	32,746,492	37,068,570
(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Cost of revenue	$62	$350	$253	$888
Sales and marketing	509	2,149	5,931	5,784
Research and development	733	1,304	3,917	4,445
General and administrative	1,545	3,417	13,351	12,587
Total stock-based compensation expense	$2,849	$7,220	$23,452	$23,704

Exhibit 99.1
(2) Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Cost of revenue	$—	$293	$—	$293
Sales and marketing	—	97	—	97

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)
(unaudited)

	December 31,	September 30,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$175,031	$130,178
Accounts receivable, net of allowance for doubtful accounts of $643 and $707 as of December 31, 2020 and September 30, 2021, respectively.	46,257	40,655
Prepaid expenses and other current assets	6,036	17,678
Deferred contract costs, current	9,640	17,438
Total current assets	236,964	205,949
Property and equipment, net	9,106	10,590
Capitalized software, net	14,013	18,544
Restricted cash, non-current	2,900	2,900
Deferred contract costs, non-current	16,197	21,859
Intangible assets, net	—	14,710
Goodwill	—	12,646
Other assets	2,916	2,757
Total assets	$282,096	$289,955
Liabilities, redeemable convertible preferred stock, and stockholders' deficit
Current liabilities:
Accounts payable	$23,710	26,220
Accrued expenses and other current liabilities	46,778	39,660
Content costs payable	31,483	30,582
Accrued compensation and benefits	20,403	14,633
Deferred revenue	141,439	165,858
Total current liabilities	263,813	276,953
Deferred revenue, non-current	937	1,362
Other liabilities, non-current	3,927	4,181
Total liabilities	268,677	282,496

Redeemable convertible preferred stock	274,104	274,267
Stockholders' deficit:
Common stock	—	—
Additional paid-in capital	117,818	150,337
Accumulated deficit	(378,503)	(417,145)
Total stockholders’ deficit	(260,685)	(266,808)
Total liabilities, redeemable convertible preferred stock, and stockholders' deficit	$282,096	$289,955

Exhibit 99.1
Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2021
Cash flows from operating activities:
Net loss	$(50,585)	$(38,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,812	10,400
Amortization of deferred sales commissions	4,995	11,995
Stock-based compensation	23,452	23,704
Provision for doubtful accounts	147	324
Change in fair value of warrant liability	39	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets	(6,907)	(537)
Deferred contract costs	(10,367)	(25,455)
Accounts payable, accrued expenses and other liabilities	(1,192)	(13,455)
Content costs payable	313	(989)
Deferred revenue	22,650	23,234
Net cash used in operating activities	(9,643)	(9,421)
Cash flows from investing activities:
Purchases of property and equipment	(3,945)	(4,554)
Capitalized software costs	(6,749)	(9,767)
Payments related to business combinations, net of cash acquired	—	(24,490)
Net cash used in investing activities	(10,694)	(38,811)
Cash flows from financing activities:
Net proceeds from exercise of stock options	7,944	7,619
Net proceeds from issuance of redeemable convertible preferred stock	39,948	2
Payment of redeemable convertible preferred stock issuance costs	—	(2,250)
Payment of deferred offering costs	—	(1,992)
Net cash provided by financing activities	47,892	3,379

Net increase (decrease) in cash, cash equivalents and restricted cash	27,555	(44,853)
Cash, cash equivalents and restricted cash—Beginning of period	51,751	177,931
Cash, cash equivalents and restricted cash—End of period	$79,306	$133,078

Exhibit 99.1

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2021
	GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except per share amounts)
Revenue	$129,563	$—	$—	$129,563
Cost of revenue	57,986	(350)	(293)	57,343
Gross profit	71,577	350	293	72,220
Operating expenses				—
Sales and marketing	52,258	(2,149)	(97)	50,012
Research and development	16,703	(1,304)	—	15,399
General and administrative	12,166	(3,417)	—	8,749
Total operating expenses	81,127	(6,870)	(97)	74,160
Income (loss) from operations	(9,550)	7,220	390	(1,940)
Other income (expense)				—
Interest expense, net	(61)	—	—	(61)
Other income (expense), net	(196)	—	—	(196)
Total other expense, net	(257)	—	—	(257)
Net income (loss) before taxes	(9,807)	7,220	390	(2,197)
Income tax (provision) benefit	545	—	—	545
Net income (loss) attributable to common stockholders	$(9,262)	$7,220	$390	$(1,652)
Net income (loss) per share attributable to common stockholders				—
Basic and diluted	$(0.25)			$(0.04)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders	37,740,586			37,740,586

Exhibit 99.1

	Nine Months Ended September 30, 2021
	GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except per share amounts)
Revenue	$380,206	$—	$—	$380,206
Cost of revenue	171,902	(888)	(293)	170,721
Gross profit	208,304	888	293	209,485
Operating expenses				—
Sales and marketing	156,399	(5,784)	(97)	150,518
Research and development	46,898	(4,445)	—	42,453
General and administrative	41,969	(12,587)	—	29,382
Total operating expenses	245,266	(22,816)	(97)	222,353
Income (loss) from operations	(36,962)	23,704	390	(12,868)
Other income (expense)				—
Interest expense, net	(452)	—	—	(452)
Other income (expense), net	(714)	—	—	(714)
Total other expense, net	(1,166)	—	—	(1,166)
Net income (loss) before taxes	(38,128)	23,704	390	(14,034)
Income tax (provision) benefit	(514)	—	—	(514)
Net income (loss) attributable to common stockholders	$(38,642)	$23,704	$390	$(14,548)
Net income (loss) per share attributable to common stockholders
Basic and diluted	$(1.04)			$(0.39)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders	37,068,570			37,068,570

	Three Months Ended September 30, 2020
	GAAP	Stock Based Compensation	Non-GAAP
	(in thousands, except per share amounts)
Revenue	$118,436	$—	$118,436
Cost of revenue	48,926	(62)	48,864
Gross profit	69,510	62	69,572
Operating expenses
Sales and marketing	46,045	(509)	45,536
Research and development	11,945	(733)	11,212
General and administrative	8,996	(1,545)	7,451
Total operating expenses	66,986	(2,787)	64,199
Income (loss) from operations	2,524	2,849	5,373
Other income (expense)			—
Interest expense, net	(64)	—	(64)
Other income (expense), net	(100)	—	(100)
Total other expense, net	(164)	—	(164)
Net income (loss) before taxes	2,360	2,849	5,209
Income tax (provision) benefit	(495)	—	(495)
Net income (loss) attributable to common stockholders	$1,865	$2,849	$4,714
Net income (loss) per share attributable to common stockholders
Basic	$0.05		$0.14
Diluted	$0.02		$0.04
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders
Basic	34,016,248		34,016,248
Diluted	123,842,757		123,842,757

Exhibit 99.1

	Nine Months Ended September 30, 2020
	GAAP	Stock Based Compensation	Non-GAAP
	(in thousands, except per share amounts)
Revenue	$319,804	$—	$319,804
Cost of revenue	153,596	(253)	153,343
Gross profit	166,208	253	166,461
Operating expenses			—
Sales and marketing	142,221	(5,931)	136,290
Research and development	36,240	(3,917)	32,323
General and administrative	35,031	(13,351)	21,680
Total operating expenses	213,492	(23,199)	190,293
Income (loss) from operations	(47,284)	23,452	(23,832)
Other income (expense)			—
Interest expense, net	(1,078)	—	(1,078)
Other income (expense), net	38	—	38
Total other expense, net	(1,040)	—	(1,040)
Net income (loss) before taxes	(48,324)	23,452	(24,872)
Income tax (provision) benefit	(2,261)	—	(2,261)
Net income (loss) attributable to common stockholders	$(50,585)	$23,452	$(27,133)
Net income (loss) per share attributable to common stockholders
Basic and diluted	$(1.54)		$(0.83)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders	32,746,492		32,746,492

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Net income (loss)	$1,865	$(9,262)	$(50,585)	$(38,642)
Adjusted to exclude the following:
Interest expense, net	(64)	(61)	(1,078)	(452)
Provision (benefit) for income taxes	(495)	545	(2,261)	(514)
Depreciation and amortization	2,741	3,943	7,812	10,400
Stock-based compensation expense	2,849	7,220	23,452	23,704
Other expense (income), net	(100)	(196)	38	(714)
Adjusted EBITDA	$8,114	$1,613	$(16,020)	$(2,858)

Contacts

Media:
Shannon Hughes
Vice President, Corporate Communications
shannon@udemy.com

Investors:
Willa McManmon
Managing Director, The Blueshirt Group
willa@blueshirtgroup.com